EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of DOBI Medical International, Inc. and Subsidiary on Form SB-2 of our report dated February 3, 2004 relating to the consolidated financial statements of DOBI Medical International, Inc. and Subsidiary appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/Marcum & Kliegman LLP


New York, New York
September 14, 2004